Smartsheet Inc. Announces Fourth Quarter and Full Fiscal Year 2023 Results
•Issues FY24 free cash flow guidance of $110 million
•Fourth quarter total revenue grew 35% year over year to $212.3 million
•Fourth quarter non-GAAP operating income was $7.5 million, or 4% of total revenue
•Fourth quarter free cash flow was $16.4 million; full year free cash flow was $9.8 million
•Ended the year with cash, cash equivalents, and short-term investments of $456.4 million

BELLEVUE, Wash. - March 14, 2023 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for modern work management, today announced financial results for its fourth fiscal quarter ended January 31, 2023.

“Our Q4 results cap off a strong fiscal year in which we achieved the major milestone of positive free cash flow,” said Mark Mader, President and CEO of Smartsheet. “Our largest customers continue to expand at a faster rate than our overall net dollar retention rate, a sign of the rapid return on investment they're realizing from Smartsheet's enterprise platform. Our strength in enterprise coupled with our proven business model position us well to drive durable growth in the years ahead. We’re primed to seize this opportunity and remain the leader in collaborative work management, enabling customers to drive meaningful change in FY24 and beyond.”

“Due to the dynamic macroeconomic environment we are embedding additional conservatism into our initial FY24 revenue and billings guidance,” said Pete Godbole, CFO of Smartsheet. “In FY24, despite the macro environment, the cost saving initiatives we put in place in FY23 combined with natural economies of scale in our business will result in significant free cash flows and operating margin expansion.”

Fourth Quarter Fiscal 2023 Financial Highlights

•Revenue: Total revenue was $212.3 million, an increase of 35% year over year. Subscription revenue was $198.9 million, an increase of 37% year over year. Professional services revenue was $13.5 million, an increase of 15% year over year.

•Operating Income (Loss): GAAP operating loss was $(44.4) million, or (21)% of total revenue, compared to $(52.1) million, or (33)% of total revenue, in the fourth quarter of fiscal 2022. Non-GAAP operating income was $7.5 million, or 4% of total revenue, compared to non-GAAP operating loss of $(14.5) million, or (9)% of total revenue, in the fourth quarter of fiscal 2022.

•Net Income (Loss): GAAP net loss was $(42.7) million, compared to $(53.1) million in the fourth quarter of fiscal 2022. GAAP net loss per share was $(0.33), compared to $(0.42) in the fourth quarter of fiscal 2022. Non-GAAP net income was $9.9 million, compared to non-GAAP net loss of $(15.5) million in the fourth quarter of fiscal 2022. Non-GAAP basic and diluted net income per share was $0.08 and $0.07, respectively, compared to non-GAAP basic and diluted net loss per share of $(0.12) in the fourth quarter of fiscal 2022.

•Cash Flow: Net operating cash flow was $20.2 million, compared to $(0.2) million in the fourth quarter of fiscal 2022. Free cash flow was $16.4 million, compared to $(2.7) million in the fourth quarter of fiscal 2022.

Fiscal Year 2023 Financial Highlights

•Revenue: Total revenue was $766.9 million, an increase of 39% year over year. Subscription revenue was $713.7 million, an increase of 41% year over year. Professional services revenue was $53.2 million, an increase of 22% year over year.

•Operating Loss: GAAP operating loss was $(221.6) million, or (29)% of total revenue, compared to $(170.0) million, or (31)% of total revenue, in fiscal 2022. Non-GAAP operating loss was $(36.0) million, or (5)% of total revenue, compared to $(34.2) million, or (6)% of total revenue, in fiscal 2022.

•Net Loss: GAAP net loss was $(215.6) million, compared to $(171.1) million in fiscal 2022. GAAP net loss per share was $(1.66), compared to $(1.36) in fiscal 2022. Non-GAAP net loss was $(29.2) million, compared to $(35.3) million in fiscal 2022. Non-GAAP net loss per basic and diluted share was $(0.22), compared to $(0.28) in fiscal 2022.

•Cash Flow: Net operating cash flow was $23.6 million, compared to $(3.5) million in fiscal 2022. Free cash flow was $9.8 million, compared to $(20.8) million in fiscal 2022.

Fourth Quarter Fiscal 2023 Operational Highlights

•Dollar-based net retention rate was 125%
•Number of all customers with annualized contract values ("ACV") of $100,000 or more grew to 1,484, an increase of 45% year over year
•Number of all customers with ACV of $50,000 or more grew to 3,206, an increase of 36% year over year
•Number of all customers with ACV of $5,000 or more grew to 18,093, an increase of 19% year over year
•Average ACV per domain-based customer increased to $8,377, an increase of 20% year over year

Fiscal Year 2023 Business Highlights

•Ended the year with 45 customers with ACV over $1 million
•Added over 400 product enhancements in fiscal year 2023, including Desktop App; Okta Directory Integration; Project Assistant, a guided experience to help customers quickly build and share projects with just a few simple inputs; DataTable to enable customers to visualize and collaborate on large data sets; and mobile offline forms to keep work moving even in areas of no to low connectivity
•Acquired the brand management, templating, and creative automation platform Outfit and integrated Outfit's capabilities into Brandfolder, enhancing its digital asset management platform with powerful automation
•Released new integration capabilities between Smartsheet and Brandfolder to help marketers better manage their work, content, and people from ideation to execution
•Named a Strong Performer in The Forrester Wave™: Strategic Portfolio Management Tools, Q1 2022 report
•Brandfolder by Smartsheet named a Strong Performer in The Forrester Wave™: Digital Asset Management for Customer Experience, Q1 2022 report
•Named a Leader in The Forrester Wave™: Collaborative Work Management Tools, Q4 2022 report

•Ranked in the top five of G2’s 2023 Best Software Products for Enterprise list, the highest ranking of any collaborative work management provider
•Recognized for our strong company culture by Great Place to Work®, Comparably, and The Boston Globe

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the first quarter of fiscal year 2024, the Company currently expects:
•Total revenue of $213 million to $215 million, representing year-over-year growth of 27% to 28%
•Non-GAAP operating income of $8 million to $10 million
•Non-GAAP net income per share of $0.08 to $0.09, assuming diluted weighted-average shares outstanding of approximately 136.0 million

For the full fiscal year 2024, the Company currently expects:
•Total revenue of $943 million to $948 million, representing year-over-year growth of 23% to 24%
•Non-GAAP operating income of $35 million to $45 million
•Non-GAAP net income per share of $0.31 to $0.38, assuming diluted weighted-average shares outstanding of approximately 137.5 million
•Calculated billings year-over-year growth of 20%
•Free cash flow of $110 million

We have not reconciled free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our free cash flow. Accordingly, a reconciliation of net cash from operating activities to free cash flow guidance is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on March 14, 2023. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (888) 440-6385, or +1 (646) 960-0180 (outside of the US). The conference ID is 7672979. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 770-2030 or +1 (647) 362-9199 (outside of the US). The dial-in replay will be available until the end of day on March 21, 2023. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the first fiscal quarter ending April 30, 2023 and the full fiscal year ending January 31, 2024, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate; our ability to attract and retain customers and increase sales to our customers; our ability to develop and release new products and services and to scale our platform; our ability to increase adoption of our platform through our self-service model; our ability to maintain and grow our relationships with strategic partners; the highly competitive and rapidly evolving market in which we participate; our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions; and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We define non-GAAP operating income (loss) as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, lease restructuring costs, and litigation expenses and settlements related to matters that are outside the ordinary course of our business. We define non-GAAP net income (loss) as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating income (loss). We define basic non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by weighted-average shares outstanding ("WASO"). We define diluted non-GAAP net income per share as non-GAAP net income divided by diluted WASO. Diluted WASO includes the impact of potentially dilutive securities, which include stock options, restricted share units, performance share units, and shares subject to our 2018 employee stock purchase plan. If there is a non-GAAP net loss, basic and diluted loss per share are the same number as all potentially dilutive securities would have an antidilutive impact. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software). We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.
Definitions of Business Metrics

Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate. Any ACV obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise platform for modern work management. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its millions of users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Revenue
Subscription	$198,856	$145,655	$713,735	$507,375
Professional services	13,481	11,731	53,180	43,457
Total revenue	212,337	157,386	766,915	550,832
Cost of revenue
Subscription	32,230	22,305	114,384	77,460
Professional services	12,483	10,715	50,901	39,013
Total cost of revenue	44,713	33,020	165,285	116,473
Gross profit	167,624	124,366	601,630	434,359
Operating expenses
Research and development	58,376	48,736	215,205	165,440
Sales and marketing	119,728	98,138	479,250	329,751
General and administrative	33,938	29,637	128,811	109,204
Total operating expenses	212,042	176,511	823,266	604,395
Loss from operations	(44,418)	(52,145)	(221,636)	(170,036)
Interest income	3,729	13	7,742	48
Other income (expense), net	(285)	(925)	1,104	(813)
Loss before income tax provision	(40,974)	(53,057)	(212,790)	(170,801)
Income tax provision	1,758	82	2,849	296
Net loss	$(42,732)	$(53,139)	$(215,639)	$(171,097)
Net loss per share, basic and diluted	$(0.33)	$(0.42)	$(1.66)	$(1.36)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	131,435	127,038	130,071	125,632

Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Cost of subscription revenue	$3,271	$1,548	$11,248	$6,274
Cost of professional services revenue	1,735	1,140	6,404	3,788
Research and development	17,259	12,792	62,165	41,218
Sales and marketing	17,704	12,066	63,224	40,632
General and administrative	9,128	6,802	33,514	22,988
Total share-based compensation expense	$49,097	$34,348	$176,555	$114,900

SMARTSHEET INC.

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	January 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$223,156	$449,074
Short-term investments	233,225	—
Accounts receivable, net of allowances of $6,285 and $7,561, respectively	198,643	151,138
Prepaid expenses and other current assets	55,063	34,390
Total current assets	710,087	634,602
Restricted cash	197	17
Deferred commissions	121,785	91,312
Property and equipment, net	39,395	36,835
Operating lease right-of-use assets	54,278	67,171
Intangible assets, net	39,069	44,096
Goodwill	142,415	125,605
Other long-term assets	2,983	3,194
Total assets	$1,110,209	$1,002,832
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$2,125	$1,506
Accrued compensation and related benefits	68,347	66,744
Other accrued liabilities	27,437	18,901
Operating lease liabilities, current	19,220	18,003
Deferred revenue	457,534	332,285
Total current liabilities	574,663	437,439
Operating lease liabilities, non-current	47,564	58,237
Deferred revenue, non-current	2,195	2,377
Other long-term liabilities	129	—
Total liabilities	624,551	498,053
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of January 31, 2023 and January 31, 2022	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 131,845,028 shares issued and outstanding as of January 31, 2023; 500,000,000 shares authorized, 127,809,525 shares issued and outstanding as of January 31, 2022	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2023; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2022	—	—
Additional paid-in capital	1,243,730	1,047,313
Accumulated other comprehensive income	101	—
Accumulated deficit	(758,173)	(542,534)
Total shareholders’ equity	485,658	504,779
Total liabilities and shareholders’ equity	$1,110,209	$1,002,832

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended January 31,
	2023	2022
Cash flows from operating activities
Net loss	$(215,639)	$(171,097)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based compensation expense	176,555	114,900
Depreciation and amortization	24,856	21,765
Net amortization of premiums (discounts) on investments	(2,768)	—
Amortization of deferred commission costs	47,093	43,680
Unrealized foreign currency (gain) loss	(1,198)	1,048
Loss on disposal of assets	779	—
Non-cash operating lease costs	18,914	14,905
Impairment of long-lived assets	1,544	—
Other, net	(1,208)	—
Changes in operating assets and liabilities:
Accounts receivable	(47,597)	(48,575)
Prepaid expenses and other current assets	(21,437)	(19,884)
Other long-term assets	(590)	467
Accounts payable	154	(1,331)
Other accrued liabilities	8,432	1,950
Accrued compensation and related benefits	3,739	19,906
Deferred commissions	(77,566)	(74,463)
Other long-term liabilities	89	(3,904)
Deferred revenue	123,853	110,664
Operating lease liabilities	(14,417)	(13,543)
Net cash provided by (used in) operating activities	23,588	(3,512)
Cash flows from investing activities
Purchases of short-term investments	(456,649)	—
Maturities of short-term investments	226,048	—
Purchases of long-term investments	—	(1,000)
Purchases of property and equipment	(6,137)	(10,563)
Proceeds from sale of property and equipment	217	—
Proceeds from liquidation of a long-term investment	622	—
Capitalized internal-use software development costs	(7,660)	(6,706)
Purchases of intangible assets	—	(31)
Payments for business acquisitions, net of cash and restricted cash acquired	(20,342)	—
Net cash used in investing activities	(263,901)	(18,300)
Cash flows from financing activities
Proceeds from exercise of stock options	5,633	19,132
Taxes paid related to net share settlement of restricted stock units	(4,177)	(6,171)
Proceeds from contributions to Employee Stock Purchase Plan	12,600	17,380
Net cash provided by financing activities	14,056	30,341
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	334	(1,197)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(225,923)	7,332
Cash, cash equivalents, and restricted cash at beginning of period	449,680	442,348
Cash, cash equivalents, and restricted cash at end of period	$223,757	$449,680

Supplemental disclosures
Cash paid for income tax	$551	$196
Right-of-use assets obtained in exchange for new operating lease liabilities	7,230	994
Right-of-use assets reductions related to operating leases	4,696	—
Accrued purchases of property and equipment, including internal-use software	1,271	1,164
Share-based compensation capitalized in internal-use software development costs	3,359	1,970

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating income (loss) and operating margin

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022

	(dollars in thousands)
Loss from operations	$(44,418)	$(52,145)	$(221,636)	$(170,036)
Add:
Share-based compensation expense(1)	49,473	35,152	177,966	115,704
Amortization of acquisition-related intangible assets(2)	2,716	2,508	10,310	10,059
One-time acquisition costs	10	10	622	27
Litigation expenses and settlements(3)	(3,900)	—	(8,400)	10,000
Lease restructuring costs(4)	3,600	—	5,144	—
Non-GAAP operating income (loss)	$7,481	$(14,475)	$(35,994)	$(34,246)

Operating margin	(21)%	(33)%	(29)%	(31)%
Non-GAAP operating margin	4%	(9)%	(5)%	(6)%
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)Relates to matters that are outside the ordinary course of our business.
(4)Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP to non-GAAP net income (loss)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022

	(in thousands, except per share data)
Net loss	$(42,732)	$(53,139)	$(215,639)	$(171,097)
Add:
Share-based compensation expense(1)	49,473	35,152	177,966	115,704
Amortization of acquisition-related intangible assets(2)	2,716	2,508	10,310	10,059
One-time acquisition costs	10	10	622	27
Litigation expenses and settlements(3)	(3,900)	—	(8,400)	10,000
Lease restructuring costs(4)	4,355	—	5,899	—
Non-GAAP net income (loss)	$9,922	$(15,469)	$(29,242)	$(35,307)

Non-GAAP net income (loss) per share, basic	$0.08	$(0.12)	$(0.22)	$(0.28)
Non-GAAP net income (loss) per share, diluted	$0.07	$(0.12)	$(0.22)	$(0.28)
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)Relates to matters that are outside the ordinary course of our business.
(4)Includes charges related to the reassessment of our real estate lease portfolio.

Non-GAAP reconciliation from basic to diluted weighted-average shares outstanding

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022

	(in thousands)
Weighted-average shares outstanding; basic	131,435	127,038	130,071	125,632
Effect of dilutive securities:
Shares subject to outstanding common stock awards	2,646	—	—	—
Non-GAAP weighted-average shares outstanding; diluted	134,081	127,038	130,071	125,632

Reconciliation from net operating cash flow to free cash flow

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022

	(in thousands)
Net cash provided by (used in) operating activities	$20,193	$(152)	$23,588	$(3,512)
Less:
Purchases of property and equipment	(1,962)	(1,394)	(6,137)	(10,563)
Capitalized internal-use software development costs	(1,834)	(1,197)	(7,660)	(6,706)
Free cash flow	$16,397	$(2,743)	$9,791	$(20,781)

Reconciliation from revenue to calculated billings

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022

	(in thousands)
Total revenue	$212,337	$157,386	$766,915	$550,832
Add:
Deferred revenue (end of period)	459,729	334,662	459,729	334,662
Less:
Deferred revenue (beginning of period)	385,351	267,748	334,662	223,997
Calculated billings	$286,715	$224,300	$891,982	$661,497

Reconciliation from GAAP operating loss to non-GAAP operating income guidance

	Q1 FY 2024		FY 2024
	Low	High	Low	High

	(in millions)
Loss from operations	$(50.2)	$(48.2)	$(195.4)	$(185.4)
Add:
Share-based compensation expense(1)	55.0	55.0	218.0	218.0
Amortization of acquisition-related intangible assets(2)	2.7	2.7	10.9	10.9
Lease restructuring costs(3)	0.5	0.5	1.5	1.5
Non-GAAP operating income	$8.0	$10.0	$35.0	$45.0
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP net loss to non-GAAP net income guidance

	Q1 FY 2024		FY 2024
	Low	High	Low	High

	(in millions)
Net loss	$(47.7)	$(45.7)	$(188.4)	$(178.4)
Add:
Share-based compensation expense(1)	55.0	55.0	218.0	218.0
Amortization of acquisition-related intangible assets(2)	2.7	2.7	10.9	10.9
Lease restructuring costs(3)	0.5	0.5	1.5	1.5
Non-GAAP net income	$10.5	$12.5	$42.0	$52.0
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)Includes charges related to the reassessment of our real estate lease portfolio.

Source: Smartsheet Inc.

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